Exhibit 23.20

Consent of Qualified Person

Report Description

Report titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina”
(“Report”)

Piedmont Lithium Inc.
(“Company”)

April 20, 2023
(“Date of Report”)

Consent

I, Dr. Steve Keim, PE, of Marshall Miller & Associates, Inc., confirm that:

•
In connection with the filing of the Registration Statement on Form F-4 of Sayona Mining Limited (“Sayona”) and the proxy statement/prospectus included therein (as amended and supplemented, the “Registration Statement”), I consent to:

o
The incorporation by reference of the Technical Report Summary titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina” (“TRS - Definitive Feasibility Study”) filed with the Company’s Annual Report on Form 10-K/A on April 25, 2023 and incorporated by reference into the Company’s Annual Report on Form 10-K filed February 28, 2024, into the Registration Statement; and,

o
The use of the Marshall Miller & Associates, Inc. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated under by the Securities and Exchange Commission) in connection with the TRS — Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into the Registration Statement.

•	I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
•	Marshall Miller & Associates, Inc. meets the definition of a “Qualified Person” as defined by Regulation S-K, and to the activity for which our firm is accepting responsibility.
•
While the report is dated April 20, 2023, the Report maintains an effective date of December 31, 2021 with regards to the Qualified Person’s opinions and knowledge.  The Company has not engaged the Qualified Person(s) to update the Report with regards to opinions or factors which underpin the estimation of mineral resources or ore reserves.

•	I have reviewed the Technical Report Summary to which this Consent Statement applies.
•
I am a full-time employee of Marshall Miller & Associates, Inc., who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based.

I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation relating to:

•	Section 1— Executive Summary
•	Section 2 — Introduction
•	Section 3 — Property Description
•	Section 4 — Accessibility, Climate, Local Resources, Infrastructure, Physiography
•	Section 5 — History

•	Section 6 — Geological Setting, Mineralization, and Deposit
•	Section 12 — Ore Reserves Estimates
•	Section 13 — Mining Methods
•	Section 15 — Infrastructure
•	Section 17 — Environmental Studies and Permitting
•	Section 18 — Capital and Operating Costs
•	Section 20 — Adjacent Properties
•	Section 22 — Interpretation and Conclusions
•	Section 23 — Recommendations
•	Section 24 — Referencnes
•	Section 25 — Reliance on Information Provided by the Company

/s/ Steven A. Keim	April 23, 2025
Signature of Authorized Representative of the 3rd Party Firm Acting as Qualified Person	Date
/s/ Kevin M. Andrews	Kevin M. Andrews
Signature of Witness	Print Witness Name